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Exhibit 10.29

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

GENTIUM S.P.A.

8% PROMISSORY NOTE

No. 0305-1 New York, New York March 29, 2005	EURO106,000.00

        FOR VALUE RECEIVED, GENTIUM S.P.A., a joint stock company incorporated and organized under the Republic of Italy (hereinafter called the "Company"), hereby promises to pay to ALEXANDRA GLOBAL MASTER FUND LTD., c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York, or registered assigns (the "Holder"), or order, the principal sum of EURO106,000.00, on the Maturity Date or such earlier date as the same may become due, whether by acceleration or otherwise, and to pay interest on the unpaid principal balance at the Applicable Rate from the date hereof, until the same is paid. Any amount, including, without limitation, the principal of or any interest on this Note, that is payable under this Note that is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable in arrears on the date upon which the principal of this Note becomes due, whether upon demand or upon acceleration or otherwise. Interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed.

        All payments of principal of and interest and other amounts on this Note shall be made in lawful common currency of the European Monetary Union. All payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and the extension of the due date thereof shall be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article V.

        The following terms shall apply to this Note:

ARTICLE I

PREPAYMENT; DEMAND

        1.1    Optional Prepayment.     This Note may be prepaid in whole at any time or in part from time to time at the option of the Company without prepayment penalty or premium, on not less than 2 days prior written notice given by the Company to the Holder. The Company shall not prepay, repurchase or otherwise acquire any note, bond, debenture, capitalized lease obligation or evidence of indebtedness for money borrowed or the deferred purchase price of property unless the Company offers simultaneously to prepay, repurchase or otherwise acquire the Notes for cash.

        1.2    Mandatory Prepayment.     Notwithstanding any other provision of this Note to the contrary, within one Business Day after the Company receives any amount constituting a debt or equity investment in the Company, the Company will use all of such amount to prepay the Notes, pro rata based on their respective outstanding principal amounts, and such amount shall be due and payable on the Notes on such date. This provision shall be applicable to successive such investments until the principal of, interest on, and all other amounts payable by the Company in respect of, the Notes are paid in full.

ARTICLE II

CERTAIN COVENANTS

        So long as the Company shall have any obligation for any amount outstanding under this Note, unless otherwise consented to in advance by the Majority Holders:

        2.1    Limitations on Certain Indebtedness.     The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

        2.2    Payment of Obligations.     The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and the Company shall have established adequate reserves therefor on its books; provided, however, that nothing in this Section 2.2 shall prohibit the Company from managing its cash resources by seeking to extend payment of its trade accounts payable in the exercise of reasonable business judgment and consistent with its practices during the period from August 1, 2004 to the Issuance Date, so long as such extension does not have a material adverse effect on the business, properties, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to comply with and perform its obligations under the Notes.

        2.3    Maintenance of Property; Insurance.     (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

        (b)   The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, including, without limitation, products liability insurance, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

        2.4    Conduct of Business and Maintenance of Existence.     The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business except where the failure to do so would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the ability of the Company to perform and comply with its obligations under this Note.

        2.5    Compliance with Laws.     The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company to perform and comply with its obligations under this Note.

        2.6    Limitations on Asset Sales, Liquidations, Etc.     The Company shall not, and shall not permit any Subsidiary to,

        (1)   sell, convey or otherwise dispose of (including, without limitation, by way of lease or license) any assets which are material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries taken as a whole in a single transaction or a series of related transactions (including, without limitation, in a transaction between the Company and any Subsidiary or other Affiliate);

        (2)   merge, consolidate or engage in any other business combination with any other Person;

        (3)   sell, convey, pledge, transfer or otherwise dispose of any capital stock or other interest in any Subsidiary; or

        (4)   liquidate, dissolve or otherwise wind up its affairs.

        2.7    Limitations on Liens.     The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except Permitted Liens.

        2.8    Notice of Defaults.     The Company shall notify the Holder promptly, but in any event not later than ten days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article II.

ARTICLE III

EVENTS OF DEFAULT

        3.1         If any of the following events of default (each, an "Event of Default") shall occur:

          (a)   Failure to Pay Principal, Interest, Etc.    The Company fails (1) to pay the principal of any Note when due, whether at maturity, upon acceleration or otherwise, as applicable, or (2) to pay interest on any Note when due and such failure continues for a period of three Business Days after the due date thereof; or

          (b)   Breach of Covenant.    The Company (1) fails to comply with Article II or (2) fails to comply in any material respect with any other material covenant or other material term or condition of the Notes (other than as specifically provided in clauses (a) or (b)(1) of this Section 3.1), and in the case of this clause (2) of this Section 3.1(b) only, such breach continues for a period of ten Business Days after written notice thereof to the Company from the Holder; or

          (c)   Breach of Representations and Warranties.    Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and, to the extent susceptible to cure, such breach shall not have been cured within ten Business Days after written notice thereof to the Company; or

          (d)   Certain Voluntary Proceedings.    The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due (provided, however, that so long as the Company shall not be in breach or violation of Section 2.2 in reliance on the proviso thereto, then neither the Company nor any Subsidiary shall be deemed to have failed generally to pay its debts as they become due for purposes of this Section 3.1(d)) or shall admit in writing its inability generally to pay its debts as they become due; or

          (e)   Certain Involuntary Proceedings.    An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

          (f)    Judgments.    Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of EURO100,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

          (g)   Default Under Other Agreements and Instruments.    (1) The Company or any Subsidiary shall (i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of EURO100,000, individually or in the aggregate, for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (2) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of EURO50,000 individually, or in the aggregate, shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

then, (X) upon the occurrence and during the continuation of any Event of Default specified in clause (a), (b), (c), (f) or (g) of this Section 3.1, at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in clause (d) or (e) of this Section 3.1, the Company shall, in any such case, pay to the Holder an amount equal to the sum of (1) the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the date of payment plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (Y) all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        4.1    The Company Representations and Warranties.     The Company hereby represents and warrants to the Holder as follows:

          (a)   Corporate Existence.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Italy, has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being conducted and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and in which the failure to so qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken a whole, or on the validity, or ability of the Company to perform its obligations under, the Notes.

          (b)   No Breach.    None of the execution and delivery of this Note, the making of the extension of credit evidenced hereby, and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation or by-laws (or any equivalent documents) of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which the Company is subject, or constitute a default under, or result in the creation of any Lien under, any such agreement or instrument.

          (c)   Action; Execution and Delivery; Enforceability.    The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Note; the execution, delivery and performance by the Company of this Note have been duly authorized by all necessary corporate action on its part. This Note has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

          (d)   Approvals.    No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or agency are necessary for the execution, delivery or performance by the Company of this Note or for the validity or enforceability hereof.

          (e)   Litigation.    There are no claims, actions, suits or proceedings pending, or to the Company's knowledge, threatened, and, to the Company's knowledge, there are no investigations pending or threatened, in any such case before any court, governmental unit or any arbitrator with respect to the Company or its assets, which actions, suits or proceedings, alone or in the aggregate, if determined against the Company, would reasonably be expected to materially adversely affect the ability of the Company to satisfy its obligations under this Note.

ARTICLE V

DEFINITIONS

        5.1    Certain Defined Terms.     (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

        (b)   The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Accredited Investor" mean the "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act.

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Alexandra" means Alexandra Global Master Fund Ltd., a British Virgin Islands company.

        "Applicable Rate" means 8 percent per annum; provided, however, that if an Event of Default as defined in Section 3.1(a) shall have occurred, or if the principal of this Note shall have been accelerated by reason of the occurrence of an Event of Default, then in any such case the Applicable Rate shall be increased to the Default Rate during the period from the date of such Event of Default or acceleration, as the case may be, until the date no Event of Default is continuing or such acceleration shall have been rescinded by the Holder (or in either such case such lesser rate as shall be the highest rate permitted by applicable law).

        "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York or the Republic of Italy are authorized or required by law or executive order to remain closed.

        "Company" shall have the meaning provided in the first paragraph of this Note.

        "Default Interest" shall have the meaning provided in the first paragraph of this Note.

        "Default Rate" means 12 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

        "EURO" means the lawful and single currency of the European Monetary Union.

        "Event of Default" shall have the meaning provided in Section 3.1.

        "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

        "Holder" shall have the meaning provided in the first paragraph of this Note.

        "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by any Lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person; provided, however, that "Indebtedness" shall not include trade debt incurred in the ordinary course of business to trade creditors that is payable on customary trade terms.

        "Issuance Date" means the date this Note or its predecessor instrument was first issued by the Company.

        "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge, equity or other charge or encumbrance (statutory or otherwise) of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

        "Majority Holders" means at any time the holders of Notes who hold Notes which, based on the outstanding principal amount hereof and thereof, represent a majority of the aggregate outstanding principal amount of the Notes.

        "Maturity Date" means April 29, 2005.

        "1933 Act" means the Securities Act of 1933, as amended.

        "Note" means any instrument of like tenor with this Note and evidencing indebtedness of the Company for borrowed money which instrument was originally issued to Alexandra, as such instruments are originally executed, or if later amended or supplemented in accordance with their terms, then as so amended or supplemented. The term "this Note" refers to this instrument.

        "Permitted Indebtedness" means

          (1)   Indebtedness evidenced by the Notes;

          (2)   Indebtedness incurred after the Issuance Date which is unsecured, subordinated to the Notes as to payment on terms approved in advance of such incurrence by the Majority Holders as evidenced by the written approval of the Majority Holders given prior to the incurrence of such Indebtedness, and for which no payment of principal of such Indebtedness is scheduled to be due prior to July 1, 2005;

          (3)   Indebtedness outstanding on the Issuance Date the amount and terms of which have been disclosed by the Company to Alexandra prior to the Issuance Date;

          (4)   Indebtedness which is incurred for equipment lease lines, equipment financing and similar arrangements in an amount not in excess of the purchase price of the equipment acquired with such Indebtedness;

          (5)   Indebtedness owed by a Subsidiary to the Company; and

          (6)   endorsements for collection or deposit in the ordinary course of business;

so long as at the time of incurrence of such Indebtedness no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence.

        "Permitted Liens" means

          (1)   Liens upon any property of any Subsidiary or Subsidiaries as security for Indebtedness owing to the Company;

          (2)   Liens securing the Notes ratably and not securing any other Indebtedness;

          (3)   Liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business;

  mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such Liens; Liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' Liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such Liens described in this subsection (c) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

          (4)   Liens securing Indebtedness permitted under clause (4) of the definition of the term "Permitted Indebtedness" so long as in each such case such Lien does not extend to any property of the Company or the Subsidiaries other than the equipment being acquired or financed; and

          (5)   Liens existing on the Issuance Date securing the Company's obligations in connection with the Indebtedness existing on the Issuance Date;

so long as at the time of incurrence of such Lien no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence.

        "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

        "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

ARTICLE VI

MISCELLANEOUS

        6.1    Failure or Indulgency Not Waiver.     No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        6.2    Notices.     Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as from time to time provided by notice in writing by the Holder to the Company for such purpose, until changed by the Holder; and the address of the Company shall be Gentium S.p.A., Piazza XX Settembre, n. 2, 22079 Villa Guardia Como, Italy, Attention: Dott. Sauro Carsana (telephone line facsimile transmission number (39-031-385333). The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

        6.3    Amendment, Waiver, Etc.     Neither the Notes nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of each holder of Notes affected thereby (i) extend the scheduled final maturity of any Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Note or reduce the principal amount of any Note, (ii) amend, modify or waive any provision of this Section 6.3, or (iii) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders.

        6.4    Assignability; Limitations.     This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and assigns. The Company may not assign its rights or obligations under this Note.

        6.5    Certain Expenses.     The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note, (y) any default or breach of any of the Company's obligations set forth in this Note and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under this Note, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

        6.6    Governing Law.     This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws. The Company hereby agrees that the competent jurisdiction for any proceedings concerning this Note is exclusively either the Supreme Court of the State of New York in and for the County of New York or the federal courts for such State and County, and all related appellate courts.

        6.7    Transfer of Note.     This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the date that is two years after the Issuance Date unless (1) the transferee is an Accredited Investor and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act.

        6.8    Enforceable Obligation.     The Company represents and warrants that at the time of the original issuance of this Note it received in cash from the original holder of this Note an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

        6.9    Note Register; Replacement of Notes.     (a) The Company shall maintain a register showing the names, addresses and telephone line fascimile numbers of the holders of the Notes. The Company shall also maintain a facility for the registration of transfers of the Notes and at which the Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

        (b)   If a portion of this Note is to be prepaid or repurchased in accordance with the terms of this Note, upon surrender of this Note to the Company in accordance with the terms of this Note, the Company shall execute and deliver to the Holder, without service charge, a new Note or Notes, containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unpaid or unrepurchased portion of the principal amount of the Note so surrendered.

[Remainder of This Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of the day and in the year first above written.

GENTIUM S.P.A.
By:	/s/ LAURA FERRO Name: Dr. Laura Ferro Title: Chief Executive Officer

GUARANTY

        Dr. Laura Ferro (the "Guarantor") hereby guarantees the full and timely payment and performance of all obligations of the Company to the Holder arising in connection with this Note. This Guaranty is a guarantee of payment and performance and not a guaranty of collection.

        The Guarantor hereby waives notice, demand, presentment and the requirement that any proceeding first be commenced against the Company.

/s/ LAURA FERRO Dr. Laura Ferro

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  Exhibit 10.29
ARTICLE I PREPAYMENT; DEMAND
    1.1 Optional Prepayment.
    1.2 Mandatory Prepayment.
ARTICLE II CERTAIN COVENANTS
    2.1 Limitations on Certain Indebtedness.
    2.2 Payment of Obligations.
    2.3 Maintenance of Property; Insurance.
    2.4 Conduct of Business and Maintenance of Existence.
    2.5 Compliance with Laws.
    2.6 Limitations on Asset Sales, Liquidations, Etc.
    2.7 Limitations on Liens.
    2.8 Notice of Defaults.
ARTICLE III EVENTS OF DEFAULT
    3.1
ARTICLE IV REPRESENTATIONS AND WARRANTIES
    4.1 The Company Representations and Warranties.
ARTICLE V DEFINITIONS
    5.1 Certain Defined Terms.
ARTICLE VI MISCELLANEOUS
    6.1 Failure or Indulgency Not Waiver.
    6.2 Notices.
    6.3 Amendment, Waiver, Etc.
    6.4 Assignability; Limitations.
    6.5 Certain Expenses.
    6.6 Governing Law.
    6.7 Transfer of Note.
    6.8 Enforceable Obligation.
    6.9 Note Register; Replacement of Notes.
GUARANTY